UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-0607116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Branca Road East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 5, 2014, the board of directors (the “Board”) of MamaMancini’s Holdings, Inc. approved the appointment of its Vice President of Finance, Mr. Lewis Ochs, to serve as Chief Financial Officer of the Company. As disclosed in the Company’s Annual Report on Form 10-K, a brief biography of Mr. Ohcs professional work experience is below.

Lewis Ochs, age 67, has over 40 years of experience in the financial and accounting industry. From February 2010 through the present he has served as the Executive Vice President of Finance for MamaMancini’s. Additionally, beginning in January 2003 and still presently, he serves as the CFO of Hors D’oeuvres Unlimited, overseeing all of the financial aspects of the company. From 1979 through 1991, he also was an owner of Captive Plastics, Inc., a large molding manufacturer, directly contributing to the overseeing of over 500 union and non-union employees. At various times in his career he also acted as an independent consultant utilizing his financial skills including forensic accounting, restructuring of businesses, and as a field examiner for lending institutions.

Mr. Ochs received his B.S. in Accounting from the University of Akron in 1970.

In evaluating Mr. Ochs’ specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his numerous years of experience in finance and accounting, and his proven track record of success in such endeavors.

Family Relationships

Mr. Ochs does not have a family relationship with any of the current officers or directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAMAMANCINI’S HOLDINGS, INC.

Date: September 10, 2014	By:	/s/ Carl Wolf
Carl Wolf
Chief Executive Officer